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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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InvesTools Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOOLS INC.
5959 CORPORATE DRIVE, SUITE LL250
HOUSTON, TEXAS 77036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 2, 2004

To the Stockholders of Investools Inc.:

The annual meeting of stockholders (the "Annual Meeting") of INVESTools Inc. (the "Company") will be held on Wednesday, June 2, 2004 at 9:00 a.m. (local time) at the Hilton New York, 1335 Avenue of the Americas, New York City, New York 10019, for the following purposes:

  1.
  To elect one Class III director of the Company to hold office until the 2007 Annual Meeting of Stockholders.

  2.
  To approve the INVESTools Inc. 2004 Restricted Stock Plan, as more fully set forth in Section (2) of the attached Proxy Statement.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 21, 2004 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting. You can vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet.

By Order of the Board of Directors,

Lee K. Barba Chairman of the Board

April 29, 2004

INVESTOOLS INC.
5959 CORPORATE DRIVE, SUITE LL250
HOUSTON, TEXAS 77036

PROXY STATEMENT
2004 Annual Meeting of Stockholders

This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of INVESTools Inc., a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders of the Company to be held at the Hilton New York, 1335 Avenue of the Americas, New York City, New York 10019, at 9:00 a.m. (local time) on Wednesday, June 2, 2004, and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about May 6, 2004.

The close of business on April 21, 2004, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 45,290,897 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. Stockholders may not cumulate their votes for the election of directors. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have no effect on the outcome of the vote on Items 1 or 2. Broker non-votes will not be counted in tabulations of the votes cast on Items 1 or 2 and will have no effect on the outcome of the vote.

All shares represented by properly executed or submitted proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed therein, FOR the approval of the 2004 Restricted Stock Plan, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. Any person who signs and mails the enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Annual Meeting. However, a proxy will not be revoked simply by attending the Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

(1) ELECTION OF DIRECTORS FOR THE ENSUING YEAR

General

The persons named as proxyholders in the enclosed proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 2004 Annual Meeting of Stockholders and any adjournments thereof. They have indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under "Nominees for Director" unless authority to vote in the election of directors is withheld on each proxy. The nominee is currently a member of the Board of Directors. The duly elected director will hold office until the 2007 Annual Meeting of Stockholders or until his successors shall have been elected and qualified. Although the Board of Directors of the Company does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. Proxies cannot be voted in the election of directors for more than one person, as that is the number of nominees named herein.

Nominees for Director

The Board of Directors unanimously recommends a vote FOR the election of the nominee listed below.

Michael H. Goldsmith
Mr. Goldsmith was appointed a Director of the Company in August 2003. Mr. Goldsmith is a Managing Director with Wealth and Tax Advisory Services, Inc., a subsidiary of Hong Kong and Shanghai Banking Corp., and manages the company's state and local tax practice. Mr. Goldsmith was formerly a Tax Partner in the New York offices of Arthur Andersen L.L.P. and Deloitte & Touche L.L.P., and has been a practicing tax consultant for more than 12 years. He has an undergraduate degree in Accounting from Queens College and received his Juris Doctor from St. John's University School of Law. He received a LL.M. in Taxation from New York University School of Law.

Organization of the Board of Directors

The Company's directors are divided into three classes designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2002 Annual Meeting of Stockholders, Class I directors were elected for a term expiring at the 2005 Annual Meeting of Stockholders, and at the 2003 Annual Meeting of Stockholders, Class II directors were elected for a term expiring at the 2006 Annual Meeting of Stockholders. The Class III directors serve for a term expiring at the 2004 Annual Meeting of Stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his term expires and until his successor has been elected and qualified.

As of April 15, 2004, the Company's directors were as follows:

Name	Class	Age	Position
Douglas T. Tansill	Class I	65	Director
Stephen C. Wood	Class I	52	Director
Lee K. Barba	Class II	53	Chairman of the Board of Directors and Chief Executive Officer
Hans von Meiss	Class II	56	Director
Michael H. Goldsmith	Class III	38	Director

Information concerning the business experience of Mr. Goldsmith is provided under the section entitled "Nominees for Director."

Lee K. Barba
Mr. Barba was appointed Chief Executive Officer and Director of the Company in December 2001 and Chairman in June 2002, after having served as Chief Executive Officer of Telescan, Inc., a wholly owned subsidiary of the Company ("Telescan"). Prior to joining Telescan in February of 2000, he was the Chief Executive Officer of Open Link Financial, a risk management software company whose largest shareholder, Coral Energy, was a wholly owned subsidiary of Shell Oil Company. Mr. Barba joined Open Link after serving as President of Coral Energy. Mr. Barba joined Coral Energy after 22 years on Wall Street, where he was responsible for managing global trading businesses for Bankers Trust Company. While based in London, he was responsible for managing Bankers Trust's European offices, as well as the Global Risk Management Advisory practice, which had offices in Asia and Latin America. Upon returning to New York in 1995, Mr. Barba was the senior executive of Bankers Trust, responsible for managing the consolidation of the firm's technology and operations functions for the global capital markets businesses, which included over 2,100 in staff operating throughout Asia, Europe and North America. Earlier in his career, Mr. Barba served as a co-head of the Fixed Income Division at PaineWebber and as a Vice President of Lehman Brothers Kuhn Loeb. He earned his M.B.A. from Columbia University and his B.A. from the University of North Carolina.

Hans von Meiss
Mr. von Meiss was appointed a Director of the Company in December 2001. Since 1997, Mr. von Meiss has been involved in financial management and consulting and has pursued investments in Internet related businesses. He also serves on the Board of Directors as President of an industrial concern and his own company, G. von Meiss AG. From 1994 to 1997, Mr. von Meiss served as Chief Executive Officer of Swiss Textile Group. From 1991 to 1994, Mr. von Meiss was Chief Executive Officer of a publicly quoted Dutch company following its privatization from the Dutch government. From 1988 to 1991, Mr. von Meiss worked as an independent financial consultant. Mr. von Meiss served as Chief Executive Officer of Dr. Ing. Koenig AG, a leading Swiss service center for flat steel and industrial fasteners from 1984 to 1988. From 1977 to 1984, Mr. von Meiss served in various positions in investment banking with Bankers Trust International Ltd. and Chase Manhattan Ltd. in London. Mr. von Meiss received a Bachelors degree in Economics in 1973 from the University of St. Gallen in Switzerland. He received his M.B.A. from INSEAD, Fontainebleau, France in 1977.

Douglas T. Tansill
Mr. Tansill was appointed a Director of the Company in October 2003. Mr. Tansill is a private investor and financial consultant and has been associated with Cove Harbor Partners, LLC since 2000. He also serves on the Board of Directors of Niagara Corporation. From 1986 to 1994, Mr. Tansill was a Managing Director of Kidder Peabody, Inc. and served on the Board of Directors of Kidder Peabody Group, Inc. In 1994, he became a Managing Director of PaineWebber Incorporated and subsequently served as an Advisory Director there and from 2000 to 2002 as an Advisor to UBS Warburg. Mr. Tansill received a B.A. in Economics from Trinity College, Hartford, Connecticut and an M.B.A. from Harvard University.

Stephen C. Wood
Mr. Wood was appointed Director of the Company in December 2001. Mr. Wood is currently President and Chief Executive Officer of Wireless Services Corporation based in Bellevue, Washington. Until May 1996, Mr. Wood was President and Chief Executive Officer of Notable Technologies, L.L.C., which filed for bankruptcy in 1996. From 1993 through 1994, Mr. Wood served as Vice President of Information Broadcasting for McCaw Development Corporation located in Kirkland, Washington. Until February 1993, he was President of Starwave Corporation, a company he formed in 1991 with Microsoft Corporation co-founder Paul G. Allen to develop and market data and information products. From 1986 through 1991, Mr. Wood served in several executive positions at Asymetrix Corporation, a software development and marketing firm founded by Mr. Allen. From 1980 until 1985, Mr. Wood was in charge of building a microcomputer software development organization for Datapoint Corporation in Austin, Texas, after serving in research and development and marketing positions. Mr. Wood began his career in 1976 when he became the sixth employee of Microsoft Corporation, where he was general manager from 1977 to 1980. Mr. Wood holds a B.S. in Computer Engineering from Case Western University and an M.S. in Electrical Engineering from Stanford University.

Meetings and Committees of the Board of Directors

There were six meetings of the Board during 2003. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders, however, it is expected, absent good reason, that all directors will be in attendance. All of the Company's directors attended the 2003 Annual Meeting.

Audit Committee

Effective as of August 2003 and October 2003, respectively, Messrs. Goldsmith and Tansill were appointed as members of the Audit Committee The Audit Committee, which held nine meetings during 2003, acts on behalf of the Board to oversee all material aspects of the Company's reporting, control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Board of Directors has determined that Messrs. von Meiss, Goldsmith and Tansill are audit committee financial experts as described in Item 401(h) of Regulation S-K. In addition, the Board has determined that each member of the Audit Committee is independent, as independence is defined in Section 121A of the listing standards for the American Stock Exchange. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Mr. von Meiss is Chairman of the Audit Committee and serves with Messrs. Goldsmith, Tansill and Wood.

Compensation Committee

Effective as of August 2003 and October 2003, respectively, Messrs. Goldsmith and Tansill were appointed as members of the Compensation Committee. The Compensation Committee, which held four meetings during 2003, administers the 2001 INVESTools Stock Option Plan, establishes the compensation of the Chief Executive Officer, sets policy for compensation of all senior management and outside directors (directors who are also employees are not compensated for their service on the Board), and will administer the 2004 Restricted Stock Plan upon approval of such plan by the Company's stockholders. The Compensation Committee is also responsible for the administration of five other stock option plans from which no new grants are currently being made. Mr. Wood is Chairman of the Compensation Committee and serves with Messrs. Goldsmith, Tansill and von Meiss.

Director Nomination Policy

The Company does not currently have a standing Nominating Committee or a formal Nominating Committee Charter. Currently, a majority of the independent members of the Board (as determined by the Board as required by the American Stock Exchange listing standards), rather than a nominating committee, approves or recommends those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it complies with the American Stock Exchange listing standards.

The Board has, by resolution, adopted a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company's recommended slate of director nominees are selected. The director nomination policy is administered by the Board.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the American Stock Exchange listing standards. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under rules promulgated by the Securities and Exchange Commission ("SEC") and the American Stock Exchange listing standards; and diversity of viewpoints, background and experiences.

The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company's needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.

Communications with Directors

The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full board of directors or one or more directors by mailing their communications to the Company at the following address: [Director], INVESTools Inc., 5959 Corporate Drive, Suite LL250, Houston, Texas 77036, Attention: Corporate Secretary (Board Matters). The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

Shareholder Nominations

The Board will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. The Company's Bylaws, as amended, provide that in making recommendations for director nominees for the annual meeting of stockholders, the Board of Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 90 days before the anniversary of the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to INVESTools Inc., 5959 Corporate Drive, Suite LL250, Houston, Texas 77036, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on the Company's books, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Advisory Board

In 2003, the Company formed an Advisory Board to assist the Company in identifying the best partners and opportunities to expand INVESTools' leadership in investor education. The Advisory Board does not vote at Board of Director meetings The Company appointed Andrew H. Forrester and John B. Babcock, Jr. as the Advisory Board's initial members.

John B. Babcock, Jr.
Mr. Babcock is the former President and Chief Executive Officer of BPI Communication, Inc., a VNU Business Media company, publisher of 21 magazines and related websites and databases including Billboard, The Hollywood Reporter, Adweek and Mediaweek. Mr. Babcock was also Publisher and President of Billboard and Adweek Magazines, respectively and a founding Publisher of Digital Review Magazine. In addition, he has held senior operational and development positions with Dun & Bradstreet and Ziff Davis. Mr. Babcock also served on the Board of Directors of American Business Media, Audit Bureau of Circulation and The American Advertising Federation, The Country Music Association, and the American Radio and Television Society. Mr. Babcock received a B.A. from Yale University.

Andrew H. Forrester
Mr. Forrester is a founding member of Cove Harbor Partners, an investment firm engaged in advising and investing in small capitalization companies. Prior to establishing Cove Harbor Partners, Mr. Forrester was Senior Managing Director of Bankers Trust Company, where he served for 30 years in various positions. Mr. Forrester's other affiliations include having served as member of the Board of Directors of Atlas Freighter Leasing Inc., Managing Member of The Quanomica Co. L.L.C., and the Board of Fellows of Trinity College. Mr. Forrester received his M.B.A from New York University and his B.A. from Trinity College.

Executive Officers

As of April 15, 2004, the following persons were the executive officers of the Company:

Name	Age	Position
Lee K. Barba	53	Chairman of the Board and Chief Executive Officer
Paul A. Helbling	50	Senior Vice President, Chief Financial Officer and Corporate Secretary
Nelson A. Gonzalez	41	Senior Vice President, Operations
Scott K. Waltz	40	Senior Vice President, Chief Marketing Officer
Donald K. Klabunde	47	Vice President, Chief Information Officer

Information concerning the business experience of Mr. Barba is provided under the section entitled "Organization of the Board of Directors."

Paul A. Helbling
Mr. Helbling was appointed Chief Financial Officer of the Company in December 2001 and the Corporate Secretary of the Company in February 2002. Prior to joining Telescan in August 1999, he was Vice President of Finance at PCC Flow Technologies, Inc., a subsidiary of Precision Castparts Corporation and a $350 million manufacturer of pumps and valves in the U.S. and Europe. From 1991 to 1997 Mr. Helbling served as Vice President and Chief Financial Officer of HydroChem Industrial Services, a $150 million provider of industrial cleaning services to the petrochemical, refining and utility industries. Mr. Helbling became a Certified Public Accountant in 1978, with experience in public accounting and in the contract drilling and oil and gas exploration and production industries. Mr. Helbling holds a B.A. and a M.A. degree from Rice University.

Nelson A. Gonzalez
Mr. Gonzalez was appointed Senior Vice President of Operations in March 2004. Prior to joining the Company, Mr. Gonzalez was President and Chief Operating Officer of MobileBlue, LLC, a wireless broadband access and services company. From 2001 to 2002, he served as Chief Operating Officer of UnitedHealthcare's Utah-based operations facility. From 1998 to 2001, Mr. Gonzalez served as General Manager for the Utah market and then as Northwest Regional Vice President for Verizon Wireless Messaging Services. From 1997 to 1998, he was Regional Manager at Diva Systems Corporation, a video-on-demand technology company. From 1989 to 1997, Mr. Gonzalez served in various positions, including Regional Marketing Manager, Director of Planning and Executive Director of Operations, at Pacific Bell, a wholly owned subsidiary of SBC Communications Inc. Mr. Gonzalez received his B.A. degree in 1987 from Brigham Young University and his M.B.A. in 1988 from the American Graduate School of International Management.

Scott K. Waltz
Mr. Waltz was appointed Senior Vice President, Chief Marketing Officer in February 2004, in connection with the Company's acquisition of Service Enhancement Systems, Inc., a California corporation operating under the assumed name 360 Group ("360 Group"). From September 2002 until joining the Company, Mr. Waltz was Vice President, Client Services for 360 Group. From November 1999 to January 2002, Mr. Waltz was Executive Vice President, Chief Marketing Officer at AllBusiness.com, an online resource for small business owners. From January 1996 to November 1999, he was Senior Vice President, Client Services at Miller/Huber Relationship Marketing. Prior to Miller/Huber, Mr. Waltz was the founding Vice President of Marketing at C--NET where he helped launch multiple television and Web properties, culminating in a successful initial public offering. Mr. Waltz joined C--NET in 1995 after more than three years at BBDO Advertising in Los Angeles. As Vice President at BBDO from 1992 to 1995, he helped manage worldwide branding efforts for Apple Computers. Mr. Waltz received his B.S. in Marketing from San Jose State University in 1987.

Donald K. Klabunde
Mr. Klabunde was appointed Vice President, Chief Information Officer in February 2004, in connection with the Company's acquisition of 360 Group. Before joining the Company, Mr. Klabunde was Chief Technology Officer with 360 Group. Prior to that, he was Senior Vice President, Systems and Technology with Creditland, Inc., a San Francisco start-up. Mr. Klabunde also held that title at Cheap Tickets, Inc. from 1998 until 2000. Prior to his experience in eCommerce, Mr. Klabunde spent 18 years at Minnesota-based check printer Deluxe Corp., most recently as a Senior Product Manager of Data Integration. Mr. Klabunde received his B.A. in Psychology from the University of Minnesota.

SUMMARY COMPENSATION TABLE

        The following table reflects all forms of compensation for services to the Company for the years ended December 31, 2003, 2002, and 2001, of the individuals serving as the Company's Chief Executive Officer during 2003 and the Company's four other most highly compensated executive officers who were serving the Company at the end of 2003 (the "Named Executives").

Awards
Name	Year	Salary	Bonus		Other Annual Comp(1)		Restricted Stock Awards	Securities Underlying Options
Lee K. Barba Chief Executive Officer	2003 2002 2001	$350,000 353,561 295,000		$40,825 41,170 6,656	$	— — —	735,026 299,529 102,057	250,000 — 1,200,000
Paul A. Helbling Chief Financial Officer	2003 2002 2001	$181,667 166,780 137,500		$17,274 13,902 3,102	$	— — —	172,782 42,621 —	100,000 — 150,000
Michael D. Gillespie(2) Senior Vice President (resigned March 15, 2004)	2003 2002 2001	$210,833 107,727 —	$	— — —		$351,419 41,566 —	— — —	150,000 — —
Thor A. Clark Chief Technology Officer	2003 2002 2001	$155,625 152,590 114,056		$16,531 14,438 —	$	— — —	111,053 29,473 —	65,000 — 150,000
Daniel S. Olson Vice President, Marketing	2003 2002 2001	$147,500 152,590 111,801		$9,644 20,344	$	— — —	30,000 — —	50,000 — 150,000

(1)
Other annual compensation represents commissions based on sales.

(2)
Mr. Gillespie joined the Company during 2002. Therefore, the amounts reflected for 2002 are for a partial year.

Stock Options

        The following tables set forth information relating to the following Named Executives with respect to (i) stock options granted in 2003, and (ii) the total number of exercised options through 2003 and the value of the unexercised in-the-money options at the end of 2003.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)
			Exercise Price Per Share	Expiration Date
Name					5%	10%
Lee K. Barba	250,000	24.28%	$0.20	07/16/2013	$31,445	$79,687
Paul A. Helbling	100,000	9.71%	0.20	07/16/2013	12,578	31,875
Michael D. Gillespie	150,000	14.57%	0.20	07/16/2013	18,867	47,812
Thor A. Clark	65,000	6.31%	0.20	07/16/2013	8,176	20,719
Daniel S. Olson	50,000	4.86%	0.20	07/16/2013	6,289	15,937

(1)
Based upon 1,029,500 options granted to employees in 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In Fiscal Year End
Name	Shares Acquired on Exercise	Realized Value
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lee K. Barba	—	$—	600,000	850,000	291,000	341,000
Paul A. Helbling	—	—	75,000	175,000	36,375	56,375
Thor A. Clark	—	—	80,568	140,000	40,316	49,375
Michael D. Gillespie	—	—	—	150,000	—	30,000
Daniel S. Olson	25,000	12,125	50,000	125,000	24,250	46,375

Director Fees and Compensation

Outside directors are paid $2,500 for each meeting of the Board of Directors or committee meeting they attend in person, plus out of pocket expenses, and $500 for each telephonic meeting or committee meeting in which they participate. These fees are determined by resolution of the Board of Directors. Directors may also receive an annual stock award. In 2003, the directors received such an award.

Upon their appointment, each Advisory Board member received 7,500 shares of stock restricted from sale for two years. No cash fees were paid to Advisory Board members during 2003.

Report From the Compensation Committee Regarding Executive Compensation

The Compensation Committee of the Board of Directors consists of Messrs. Wood, Goldsmith, Tansill, and von Meiss.

The goal of the Compensation Committee is to develop compensation policies to attract and retain highly qualified officers, directors and middle managers whose skills are critical to the long-term success of the Company. Such policies are intended to reward and motivate individual and team performance with the common goal of maximizing total stockholder return.

Components of executive compensation include base salary, incentive bonus and stock options. Salary levels for executive officer positions reflect the duties and levels of responsibilities inherent in the position. Salaries of executive officers are reviewed annually and the primary criteria influencing salary adjustments are the individual's performance, experience, contribution to the Company and the competitive marketplace for executive talent. In addition, bonus awards for the executive officers are considered annually and have historically been paid out of the Company's Management Incentive Bonus Plan and the Executive Committee Bonus Plan.

As a result of such annual reviews in 2003, a majority of the executive officers, including the Chief Executive Officer, received bonus awards under the Management Incentive Bonus Plan. The Chief Executive Officer also participated in the Executive Committee Bonus Plan. Bonuses out of these plans were paid in cash and restricted stock. While the Company previously issued restricted stock under the Management Incentive Bonus Plan and Executive Committee Bonus Plan to provide incentives to the Company's officers, all such future issuances will be made under the INVESTools Inc. 2004 Restricted Stock Plan.

Stock options are used by the Company as a long-term incentive and allow executives the opportunity to acquire and build an ownership interest in the Company.

As one of the factors in determining executive compensation, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various types of compensation and benefits. From time to time, interpretations of and changes in the tax laws affect the deductibility of compensation. The Compensation Committee currently does not anticipate that compensation paid to the executive officers in 2004 will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code.

The compensation for the Chief Executive Officer is generally determined using the same evaluation criteria used for other officers and managers of the Company. The Chief Executive Officer has entered into an employment agreement with the Company discussed in detail below. In accordance with the agreement, the Chief Executive Officer received a base salary in 2003 of $350,000. The Chief Executive Officer has met Board of Directors and Compensation Committee expectations with respect to the growth and development of the Company. Consequently, in March 2004, the Compensation Committee determined to increase the Chief Executive Officer's base salary to $425,000. The Compensation Committee currently is exploring additional alternatives to compensate the Chief Executive Officer.

By the Compensation Committee:
Stephen C. Wood, Chairman Michael H. Goldsmith Douglas T. Tansill Hans von Meiss

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Board of Directors of the Company was, during 2003, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company. During 2003, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Employment Agreements

In August 2002, the employment agreements with Mr. Barba, was amended and restated. In August 2003, the employment agreements with Messrs. Elder and Jardine were terminated as discussed below.

Mr. Barba is to serve as Chief Executive Officer and will receive $350,000 per year as base salary. Mr. Barba also received a stock option grant to purchase 1,200,000 shares of the Company's common stock, which will vest in four equal installments beginning in December 2003, and the exercise price equal to the market price on the date of grant. Mr. Barba will participate in the Executive Committee Annual Bonus Plan and the Company's Management Incentive Bonus Plan, as well as the Company's benefit plans. Mr. Barba will be reimbursed for routine business and entertainment expenses and club membership costs. The agreement includes a covenant not to compete for 24 months after termination from the Company. In the event of termination due to death or disability, Mr. Barba, or his estate, would receive his salary and pro rata bonus for six months after his death or disability and all options would vest immediately and expire in one year. In the event of termination due to a change of control, as defined in the agreement, Mr. Barba would receive $637,500 per year for a period of two years; all options would vest immediately and expire within 90 days of termination; and Mr. Barba would receive an additional bonus for any additional taxes the package would trigger. Any other termination, other than termination with cause, would result in Mr. Barba receiving salary and bonuses, as defined in the agreement for one year, paid over a two year period and being eligible to continue to participate in the Company benefit plan, if permitted, or being compensated for the fair value of benefits Mr. Barba would not be able to participate in. In December 2004, Mr. Barba's agreement will automatically extend for a one year term.

Scott Elder and Ross Jardine, two of the Company's former Executive Vice Presidents, were each employed by the Company pursuant to a three-year amended and restated employment agreement expiring on December 6, 2004. Each of Messrs. Elder and Jardine's employment agreements called for a base salary of $250,000 per year and a stock option to purchase 300,000 shares of the Company's common stock, which were to vest in four equal installments beginning in December 2003. In addition, Messrs. Elder and Jardine received a one time cash payment of $100,000 on January 1, 2003 and received quarterly bonus payments of $25,000 cash paid on April 1, 2003 and July 1, 2003. Each agreement also provided for such quarterly payments on October 1, 2003 and January 1, 2004.

In August 2003, Messrs. Elder and Jardine entered into Termination Agreements, which terminated the Employment Agreements discussed above. Pursuant to the Termination Agreements, Messrs. Elder and Jardine resigned from all positions they held with the Company. They will each receive severance pay totaling $273,850 to be paid out over a 10 1/2 month period ending approximately June 15, 2004, and $24,750 as payment for all of their outstanding options.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003 with respect to the Company's equity compensation plans previously approved by stockholders and equity compensation plans not previously approved by stockholders.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	3,779,359 - 4,329,359	$1.47	2,725,000 - 2,175,000
Equity compensation plans not approved by stockholders(2)	1,882,122	—	—

Total	5,661,481 - 6,211,481	$1.47	2,725,000 - 2,175,000

(1)
This amount includes an option granted by the Company to its Chief Executive Officer in 2002. The vesting of the options is contingent upon an event occurring in the future. Based upon the terms of the option, the number of shares issuable upon exercise of the option, if any, will be between 50,000 to 550,000 shares at an exercise price of $0.18 per share. The option was granted under the INVESTools 2001 Stock Option Plan, which was approved by stockholders.

(2)
During 2003, the Company issued a total of 1,093,527 shares of common stock to its executive officers as payment in lieu of cash bonuses and a total of 60,000 shares of common stock to directors as compensation.

  In December 2003, the Company issued 15,000 shares of the Company's common stock to the two members of the Company's Advisory Board and 15,000 to a Board member pursuant to Section 4(2) of the Securities Act. The Advisory Board Members are prohibited from selling, transferring or any other disposition of the shares for two years from the date of the award.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph summarizes the total stockholder return on an investment of $100.00 over the last five years for the Company's predecessor accounting entity, ZiaSun Technologies, Inc. through December 31, 2002. The return is compared to the Russell 2000 Stock Index and a peer group consisting of New Horizons Worldwide, a company that owns and franchises computer training centers offering a variety of training choices including instructor-led classes, Web-based training, computer-based training and others. Cumulative total return values are based on annual total return values which assume reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.

	1998	1999	2000	2001	2002	2003
INVESTools Inc. Common Stock	100	291	23	12	5	32
New Horizons Worldwide	100	64	75	62	21	31
Russell 2000 Index	100	120	115	116	91	132

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's common stock (collectively, "Filing Persons") to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), and annual reports of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The following table sets forth, to the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and upon certain other representations made, the number of late reports and the number of transactions that were not reported on a timely basis by the Company's

Filing Persons during 2003. The Company does not know of any failures to file a required form during 2003 by the Company's Filing Persons.

	Form 3		Form 4
Name	Number of Late Filings	Number of Transactions Reported Late	Number of Late Filings	Number of Transactions Reported Late
Lee K. Barba	—	—	4	4
Paul A. Helbling	—	—	3	3
Thor A. Clark*	—	—	3	3
Michael D. Coval*	1	—	1	1
Michael D. Gillespie*	—	—	1	1
Fred J. Johnston*	—	—	1	1
Robert A. Kittell*	2	—	1	1
Daniel S. Olson*	—	—	1	1
Andrew B. Scott*	1	—	1	1
Angela J. Williams*	1	1	1	1
Michael H. Goldsmith	—	—	2	2
Douglas T. Tansill	—	—	2	2
Hans von Meiss	—	—	2	2
Stephen C. Wood	—	—	2	2

*
No longer subject to Section 16(a) filing obligations except as required under Securities Exchange Act Rules 16a-3(f) and 16a-2(b).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 15, 2004, with respect to the number of shares of Company common stock beneficially owned by (1) each director and/or Named Executive individually, (2) all executives and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock. The number of shares does not include shares allocated to the person's account through the Company's 401(k) plan.

Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

Owners	Number of Shares Beneficially Owned		Percent of Class
Common Stock
Lee K. Barba(1)	2,354,492	(2)	5.1%
Paul A. Helbling(1)	343,361		*
Thor A. Clark(1)	242,216		*
Michael D. Gillespie (resigned March 15, 2004)	145,467		*
Daniel S. Olson(1)	127,830		*
Michael H. Goldsmith	56,667		*
Douglas T. Tansill	123,000		*
Hans von Meiss(1)	681,778	(3)	1.5%
Stephen C. Wood(1)	58,424	(4)	*
All executive officers and directors as a group (11 persons)	4,596,175		10.0%
Kinderhook Partners, L.P.(5) 1 Executive Drive, Suite 160 Fort Lee, New Jersey 07024	2,738,000		6.0%
Momentum Media Limited 304 Dominion Centre 14 Queens Road East Wanchai Hong Kong	3,299,980		7.3%

*
Less than 1%

(1)
Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next 60 days, as follows: Lee K. Barba, 771,213; Paul A. Helbling, 99,627; Thor A. Clark, 101,177; Daniel S. Olson, 70,609; Hans von Meiss, 35,000; and Stephen C. Wood 11,242.

(2)
Includes shares, as to which beneficial ownership is disclaimed, of 464,999 shares held for the benefit of family members.

(3)
Includes shares, as to which beneficial ownership is disclaimed, of 451,333 shares held for the benefit of family members.

(4)
Includes shares, as to which beneficial ownership is disclaimed, of 166 shares held for the benefit of family members.

(5)
Based on a Schedule 13G filed by Stephen J. Clearman with the Securities and Exchange Commission on October 22, 2003. Mr. Clearman is the Managing Member of Kinderhook GP, LLC which is the General Partner of Kinderhook Partners, LP.

Certain Relationships and Related Transactions

In the past, as part of the normal course of business, some members of the Board of Directors have proposed business alliances between the Company and companies with which they are associated. In the opinion of management, each of these transactions or arrangements was entered into on terms as favorable to the Company as could have been obtained in transactions or arrangements with unaffiliated third parties. However, at this time no such arrangements or alliances exist.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Messrs. von Meiss, Goldsmith, Tansill and Wood. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent, as defined in Section 121A of the listing standards for the American Stock Exchange.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. It is the Audit Committee's responsibility to monitor these processes.

In this context, the Audit Committee has reviewed and discussed with the Company's auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

The Company's auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the auditor's independence with management and the auditors. In addition, the Audit Committee considered whether the other non-audit consulting services provided by the auditor's firm could impair the auditor's independence and concluded that such services have not impaired the auditor's independence.

Based on the Audit Committee's discussion with management and the auditors and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

By the Audit Committee:
Hans von Meiss, Chairman Michael H. Goldsmith Douglas T. Tansill Stephen C. Wood

Code of Business Conduct and Ethics

In August 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics governing its Chief Executive Officer, Chief Financial Officer, its other executive officers and the Board of Directors. The Company's Code of Business Conduct and Ethics is available on the Company's corporate website at http://www.investools.com on the "Investor Relations" page under "Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers." The Company intends to disclose on its website any waivers or amendments to its Code of Business Conduct and Ethics within five business days of such action.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's financial statements for each of the fiscal years ended December 31, 2003 and

December 31, 2002, and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal years were $175,000 and $170,000, respectively.

Audit-Related Fees

There were no fees billed in either fiscal years ended December 31, 2003 or December 31, 2002 for assurance and related services rendered by KPMG LLP that are related to the performance of the audit or review of the Company's financial statements but not reportable as Audit Fees

Tax Fees

There were no fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning in either of the fiscal years ended December 31, 2003 or December 31, 2002.

All Other Fees

There were no fees billed for services rendered by KPMG LLP not reportable as Audit Fees, Audit Related Fees or Tax Fees for either of the fiscal years ended December 31, 2003 or December 31, 2002.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company's independent auditors for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company's independent auditor and is intended to assure that such services do not impair the auditor's independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company's independent auditor. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee or its designee. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent auditor. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

All of the services provided by the Company's principal accounting firm described above under the captions "Audit Fees" were approved in accordance with this policy and the Audit Committee has determined that the auditor independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

(2) INVESTOOLS INC. 2004 RESTRICTED STOCK PLAN

The Board of Directors unanimously recommends a vote FOR approval of the INVESTools Inc. 2004 Restricted Stock Plan.

In April 2004, the Board of Directors of the Company approved the INVESTools Inc. 2004 Restricted Stock Plan (the "Plan"), subject to approval by the Company's stockholders. The Company is providing the following description of the Plan to you in connection with the solicitation of proxies for approval of the Plan. The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the Plan is to (i) attract and retain employees of the Company and its subsidiaries, qualified individuals to serve as non-employee members of the Board, and consultants to provide services to the Company; (b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similarly situated companies; and (d) further identify Plan participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's stock; and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

Administration

The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors, which is comprised of at least two or more directors of the Company appointed by the Board. The Committee will have the authority to (i) select the employees, non-employee directors and consultants ("Participants") who are to receive restricted stock awards ("Awards") entitling the Participant to receive issuances of the Company's common stock, the vesting of which may be subject to a required period of employment or services as a director or consultant, or any other conditions established by the Committee, (ii) establish the terms and conditions, number of shares of Company common stock subject to such award, performance criteria, restrictions, and other provisions of such awards, and (iii) to amend, modify or suspend awards. The Committee may establish, amend, or rescind any rules and regulations relating to the Plan. The Committee's determinations under the Plan will be binding and conclusive on all persons.

Effective Date and Awards Under Plan

The Plan will be effective immediately upon approval by the Company's stockholders. As of the date of this Proxy Statement, no Awards have been made, and no benefits have been received by or allocated to any director, executive officer or other participant under the Plan. Because the level of Awards granted to any participant, including directors and executive officers, is determined in the discretion of the Committee, the amount to be received by or allocated to any such person under the Plan is not determinable at this time.

Eligibility

All employees, non-employee directors and consultants designated by the Committee are eligible to receive Awards.

Shares Subject to the Plan

There are 500,000 shares of Company common stock available for issuance under the Plan. The shares of Company common stock awarded under the Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company after their original issuance (including but not limited to shares purchased on the open market). Shares of Company common stock awarded under the Plan and later reacquired by the Company pursuant to the Plan will again become available for Awards under the Plan.

Terms and Conditions of Awards

Unless otherwise provided for in the Plan, Awards granted under the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered for a period of four years or such shorter period as the Committee may determine (the "Restricted Period"). At its discretion, the Committee may, at any time after the date of an Award, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants.

Unless otherwise determined by the Committee, a Participant whose employment or service with the Company or a subsidiary terminates prior to the end of the Restricted Period for any reason other than (i) death, (ii) disability, (iii) retirement or (iv) a Change of Control (as defined) of the Company, shall forfeit all Awards previously granted to him, which are still subject to the Restricted Period. If a Participant ceases to be employed by, or to provide services to, the Company or a subsidiary prior to the end of the Restricted Period due to his retirement or a Change of Control of the Company, the Committee may waive the Restricted Period so that any restriction lapses with respect to any Awards the Participant has received. Unless otherwise determined by the Committee, if a Participant ceases to be employed by, or to provide services to, the Company or a subsidiary prior to the end of the Restricted Period due to his death or disability, the Restricted Period will lapse with respect to all Awards received by the Participant.

Certain Adjustments

In the event of any change in the outstanding shares of Company common stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the number of shares of Company common stock available under the Plan shall be appropriately adjusted by the Committee.

Amendment and Termination

The Committee may at any time and in any way amend, suspend or terminate the Plan. Any amendment of the Plan (i) to increase the number of shares of Common Stock available under the Plan, (ii) materially modify the requirements as to eligibility for participation under the Plan, or (iii) to the extent required by applicable laws, regulations or rules will be subject to the approval of the Company's stockholders. The Plan will terminate on June 2, 2014.

MATTERS TO BE PRESENTED

As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the 2004 Annual Meeting, are the election of the Board of Directors and approval of the 2004 Restricted Stock Plan. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

ANNUAL REPORT ON FORM 10-K

The Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and the financial statement schedules, as filed with the SEC, to any person whose proxy is being solicited, upon written request to INVESTools Inc., Attention: Investor Relations, 5959 Corporate Drive, Suite LL250, Houston, Texas 77036.

STOCKHOLDER PROPOSALS

If a stockholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2005 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company at 5959 Corporate Drive, Suite LL250, Houston, Texas 77036, Attention: Paul A. Helbling, no later than January 7, 2005. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a stockholder notifies the Company of his or her intent to present a proposal for consideration at the 2005 Annual Meeting of Stockholders after March 22, 2005, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

EXPENSES OF SOLICITATION

The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

BY ORDER OF THE BOARD OF DIRECTORS

Lee K. Barba Chairman of the Board

April 29, 2004
New York, New York

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR
SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET

INVESTOOLS APPRCIATES YOUR PROMPT RESPONSE

APPENDIX A

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
INVESTOOLS INC.
COMMITTEE ROLE

        The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

        The Committee is also charged with responsibility to oversee all material aspects of the Company's reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

        The role also includes coordination with other Board committees and maintenance of strong, positive working relationships with management, independent and internal auditors, counsel and other Committee advisors.

COMMITTEE MEMBERSHIP

        The Committee shall consist of at least three members. All Committee members shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") and any exchange on which the Company's common stock may then be listed. At least one member, preferably the chairperson, shall be a financial expert as defined by the Commission. Committee appointments shall be approved annually by the full Board upon recommendation of the majority of the independent members of the Board. The Committee chairperson shall be selected by the Committee members or by a majority of the independent members of the Board.

COMMITTEE MEETINGS

        The Committee shall meet as often as it determines, but not less frequently than four times annually. The Committee shall meet periodically with management and the independent auditor in separate sessions. The Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

COMMITTEE OPERATING PRINCIPALS

        The Committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications: The chairperson and others on the Committee shall, to the extent the Committee deems appropriate, have contact throughout the year with management, other committee chairpersons and independent legal, accounting or other advisors to strengthen the Committee's knowledge of relevant current and prospective business issues.

Committee Education/Orientation: The Committee, along with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company. Additionally, individual Committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

Annual Plan: The Committee, with input from management and other independent advisors, shall develop an annual plan responsive to the "Primary Committee Responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

Meeting Agenda: Committee meeting agendas shall be the responsibility of the Committee chairperson, with input from Committee members. It is expected that the chairperson would also ask for management, independent advisors and perhaps others, to participate in this process.

Committee Expectations and Information Needs: The Committee shall communicate its expectations and the nature, timing, and extent of the Committee's information needs to management and external parties, including the independent auditor. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, the independent auditor and others at least one week in advance of meeting dates. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in dialogue between the Committee and the Board.

External Resources: The Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee. The Company shall provide appropriate funding, as determined by the Committee, for compensating the independent auditor and any advisors employed by the Committee. The Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

Committee Meeting Attendees: The Committee shall request members of management, outside counsel and the independent auditor, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. As the Committee deems necessary, but not less than annually, Committee shall meet in private session with only the Committee members. It shall be understood that the independent auditor or outside counsel may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive sessions separately with the independent auditor, at least annually.

Whistleblower Procedures: The Committee shall establish procedures to address "whistleblower" communications. These procedures shall include the method of receipt, retention and treatment of complaints received by the Company regarding questionable accounting, internal accounting controls, or auditing matters. The procedures shall also allow for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Reporting to the Board of Directors: The Committee, through the Committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the Board. In addition, summarized minutes from Committee meetings, separately identifying monitoring activities from approvals, shall be available to each Board member at least one week prior to the subsequent Board meeting.

Committee Self Assessment: The Committee shall annually review, discuss and assess its own performance as well as the Committee role and responsibilities and its charter, seeking input from management, the Board and others. Changes in role and/or responsibilities, if any, shall be recommended to the Board for approval.

Independent Board Members: The Board shall be composed of executive and non-executive members. Independent members are members who meet the independence requirements of Section 10A(m)(3) of the Exchange Act.

REPORTING TO SHAREHOLDERS

        The Committee shall make available to shareholders a summary report on the scope of its activities. This report may be identical to the report that appears in the Company's annual report.

COMMITTEE'S RELATIONSHIP WITH INDEPENDENT AUDITOR

        The Committee shall have sole authority to appoint or replace the independent auditor (subject to stockholder ratification, if applicable), and shall be directly responsible for the compensation, retention and oversight of the work by the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee, and the Committee shall approve all audit engagement fees and terms and all significant non-audit engagement with the independent auditor.

        The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the Company's independent auditor, subject to the de minimis exceptions contained in Section 10(A)(1)(B) of the Exchange Act for non-audit services which are approved by the Committee prior to the completion of the audit. The Committee shall consult with management but shall not delegate these responsibilities.

        The independent auditor shall be responsible to the Board and the Committee as representatives of the stockholders.

        As the independent auditor reviews financial reports, it will be reporting to the Committee. It shall report all relevant issues to the Committee responsive to agreed-on Committee expectations. In executing its oversight role, the board or Committee should review the audit plan and work of independent auditor.

        The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the independent auditor. The Committee shall ensure receipt of a formal written statement from the independent auditor consistent with standards set by the Independence Standards Board. Additionally, the Committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the independent auditor's assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the independent auditor.

        If the independent auditor identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

        The Committee shall discuss with the independent auditor certain matters required to be discussed by "Statement on Auditing Standards No. 61," relating to the conduct of the audit.

PRIMARY COMMITTEE RESPONSIBILITIES

        The Committee shall review and assess:

CEO/CFO Certification: The involvement by the Chief Executive Officer and Chief Financial Officer in the accounting and reporting for the Company enabling them to make the certifications required by the Sarbanes-Oxley Act of 2002.

Risk Management: The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

Annual Reports and Other Major Regulatory Filings: All audited financial statements in advance of filing or distribution. The Committee's review should include discussion with management and the independent auditor of significant issues regarding accounting principles, practices and judgments.

Internal Controls and Regulatory Compliance: The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations and noncompliance with the corporate code of conduct. The Committee shall also establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Regulatory Examinations: Commission inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations and management's response.

External Audit Responsibilities: Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

Financial Reporting and Controls: Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

Auditor Recommendations: Important independent auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and independent auditor on the overall quality of annual and interim financial reporting.

The Committee should review, assess, and approve:

The Company's code of ethical conduct.

Changes in important accounting principles and the application thereof in both interim and annual financial reports.

Significant conflicts of interest and related-party transactions.

Independent auditor performance and changes in independent audit firm (subject to ratification by the Board). The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

APPENDIX B

INVESTOOLS INC.

        2004 RESTRICTED STOCK PLAN

        1.     Purpose.    This Restricted Stock Plan (the "Plan") has been established by the Company to: (a) attract and retain employees of the Company and its Subsidiaries, qualified individuals to serve as non-employee members of the Board, and consultants to provide services to the Company; (b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similarly situated companies; and (d) further identify Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

        2.     Definitions.

          (a)   "Board" means the board of directors of the Company.

          (b)   "Cause" means "cause" as defined in any employment agreement then in effect between the Participant and the Company or any Subsidiary or if not defined therein, or if there shall be no such agreement, (i) the Participant's embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (ii) the Participant's commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (iii) engagement in any activity that the Participant knows or should know could harm the business or reputation of the Company or a Subsidiary, (iv) the Participant's material failure to adhere to the Company's or a Subsidiary's corporate codes, policies or procedures as in effect from time to time, (v) the Participant's continued failure to meet performance standards as determined by the Company or a Subsidiary, (vi) the Participant's violation of any statutory, contractual, or common law duty or obligation to the Company or a Subsidiary, including, without limitation, the duty of loyalty, or (vii) the Participant's material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or a Subsidiary. The determination shall be conclusive for the purposes of this Plan.

          (c)   "Change of Control" means any of the following events:

              (i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

             (ii)  Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

          (f)    "Common Stock" means the common stock, par value $0.01 per share, of the Company or such other class of shares or securities as to which the Plan may be applicable.

          (g)   "Company" means INVESTools Inc., a Delaware corporation.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Participant" means any employee of the Company or any Subsidiary, any non-employee member of the Company's Board, and any consultant providing services to the Company or any Subsidiary, who is selected by the Committee to participate in the Plan.

          (j)    "Restricted Period" has the meaning ascribed to it in Section 6(a).

          (k)   "Restricted Stock" awards are issuances of Common Stock to Participants, the vesting of which may be subject to a required period of employment or services as a director or consultant, or any other conditions established by the Committee.

          (l)    "Subsidiary" means any corporation of which 50% or more of the voting securities are owned directly or indirectly by the Company at any time during the existence of this Plan.

        3.     Stock Subject to the Plan.    The total number of shares of Common Stock that may be awarded under the Plan is Five Hundred Thousand (500,000), subject to adjustment as provided in Section 7. The shares of Common Stock awarded under the Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company after their original issuance (including but not limited to shares purchased on the open market). Shares of Common Stock awarded under the Plan and later reacquired by the Company pursuant to the Plan shall again become available for awards under the Plan.

        4.     Administration.    The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. Subject to the provisions of the Plan, the Committee will have authority to select Participants to receive Restricted Stock awards, to determine the time or times of receipt, to determine the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such award, and to amend, modify or suspend awards. In making such award determination, the Committee may take into account the nature of services rendered by the Participant, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        The Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the

Board. All actions taken and decisions and determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

        5.     Eligibility.    The Committee shall designate the Participants who shall receive Restricted Stock awards and the number of shares of Common Stock that are subject to the award.

        6.     Terms and Conditions of Awards.    All shares of Common Stock awarded to Participants under this Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in Section 6(f).

          (a)   Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of 4 years or such shorter period as the Committee may determine, after the time of the award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

          (b)   The Committee may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants.

          (c)   Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with the Company or a Subsidiary terminates prior to the end of the Restricted Period for Cause or for any other reason other than (i) death, (ii) disability, (iii) retirement with the Committee's discretionary waiver of the vesting requirements (as provided in Section 6(d) below), or (iv) a Change of Control with the Committee's discretionary waiver of the vesting requirements (as provided in Section 6(d) below, all shares of Restricted Stock theretofore awarded to him, which are still subject to the restrictions imposed by Section 6(a), shall be forfeited and returned to the Company upon such termination without the necessity of payment therefor by the Company. "Disability" as used herein shall mean the total and permanent incapacity of a participant to perform the usual duties appertaining to the position. Whether or not a participant's termination was for disability shall be determined by the Committee in its sole and absolute discretion.

          (d)   Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with the Company or a Subsidiary terminates prior to the end of the Restricted Period by reason of his death or disability, the restrictions imposed by Section 6(a) shall lapse with respect to all shares theretofore awarded to him. If a Participant whose employment or service with the Company or a Subsidiary terminates prior to the end of the Restricted Period by reason of his retirement or a Change of Control, the Committee in its sole and absolute discretion shall have the right to waive the restrictions imposed by Section 6(a) so that such restrictions shall lapse with respect to all or a portion, as determined by the Committee, of the shares theretofore awarded to such Participant as of a date specified by the Committee, which date shall not occur later than the date on which restrictions imposed by Section 6(a) otherwise would have lapsed.

          (e)   Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

      "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO

      THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE INVESTOOLS INC. 2004 RESTRICTED STOCK PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND INVESTOOLS INC. A COPY OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY."

          (f)    The Participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Restricted Stock award and such other matters, including compliance with applicable federal and state securities laws and methods of withholding required taxes, as the Committee shall, in its sole discretion, determine. Such Agreement shall incorporate by reference the terms and provisions of the Plan and in the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the provisions of the Plan will prevail.

          (g)   At the expiration of the Restricted Period imposed pursuant to Section 6(a), or upon the lapse of the restrictions as to any shares in accordance with Section 6(c) or 6(d), the Company shall redeliver to the Participant, or his legal representative, the certificates representing the shares of Common Stock deposited with it pursuant to Section 6(e) with respect to which restrictions have lapsed or no longer apply. Such certificates, upon delivery to the participant, shall no longer bear the legend set forth in Section 6(e).

          (h)   Notwithstanding the foregoing, if the Restricted Period as to the shares of Common Stock would otherwise lapse, such Restricted Period will not lapse unless and until the participant makes available to the Company the amount of federal or other withholding tax, if any, required to be withheld by the Company with respect to the lapse of the Restricted Period.

          (i)    Nothing in the Plan or in any agreement shall require the Company to issue or transfer any shares pursuant to Restricted Stock award if such issuance or transfer would, in the opinion of counsel for the Company, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

        7.     Adjustments to Number of Shares Subject to the Plan.    In the event of any change in the outstanding shares of Common Stock of the Company by reason of stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the number of shares of Common Stock as to which awards may be granted under the Plan shall be appropriately adjusted by the Committee whose determination shall be conclusive. Any shares of Common Stock or other securities or assets (other than ordinary cash dividends) received by a Participant with respect to shares awarded to him which are still subject to the restrictions imposed pursuant to Section 6(a) shall be subject to the restrictions imposed pursuant to Section 6(a) and shall be deposited by the Participant with the Company in the manner specified in Section 6(e).

        8.     Amendment and Termination of Plan.    Subject to the following provisions of this Section 8, the Committee may at any time and in any way amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Section 7, no action by the Committee shall, without further approval of the stockholders of the Company, increase the total number of shares of Common Stock with respect to which awards may be made under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Exchange Act Rule 16b-3 or its successor rule or statute, the Code or any exchange or market system on which the Common Stock is listed at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any share of Common Stock previously awarded under the Plan without the consent of the holder thereof.

        9.     Effective Date.    Subject to the approval of the holders of a majority of the Common Stock of the Company, the Plan shall be effective as of June 2, 2004. The Plan shall terminate on June 2, 2014.

        10.   Transferability.    During the Restricted Period, Restricted Stock awarded under the Plan is not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        11.   Employee, Director, Consultant and Stockholder Status.    The Plan does not constitute a contract of employment or for services, and selection as a Participant will not give any employee, non-employee director or consultant the right to be retained in the employ, nor to continue to provide services as a director or consultant of the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Common Stock. If the redistribution of shares is restricted pursuant to Section 6(a), certificates representing such shares may bear a legend referring to such restrictions.

        12.   Compliance With Applicable Laws and Withholding of Taxes.    Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Common Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in connection with a Restricted Stock award under the Plan any taxes required by law to be withheld with respect to such cash payments. Upon termination of the Restricted Period with respect to a Restricted Stock award (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the employee or other person receiving shares of Common Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Common Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

INVESTOOLS INC.

Vote by Internet, Telephone or Mail
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/invs		TELEPHONE 1-888-426-7035		MAIL
	OR		OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, which is shown above your name, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, which is shown above your name, and then follow the directions given.		1. Mark, sign and date your proxy card. 2. Detach your proxy card. 3. Return your proxy card in the postage paid envelope provided.

Note: If you vote your proxy by Internet or telephone, DO NOT mail your proxy card.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

INVESTOOLS INC.

Item 1.	Election of Directors. To elect the following person to the Board of Directors to serve a three year term expiring at the 2007 Annual Meeting of Stockholders or until his successor shall have been elected and qualified:
	(01) Michael H. Goldsmith	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
Item 2.	Approval of INVESTools Inc. 2004 Restricted Stock Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN
Item 3.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN ITEM 1, FOR APPROVAL OF THE INVESTOOLS INC. 2004 RESTRICTED STOCK PLAN and IN THE DISCRETION OF THE PROXIES, FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.	Date:	2003 Signature Signature (if held jointly) Number of Shares
I (We) will ☐ will not ☐ attend the Annual Meeting in person.

INVESTOOLS INC.

Your vote is important. Thank you for voting.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

REVOCABLE PROXY — INVESTOOLS INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of INVESTools Inc. (the "Company") hereby appoints, constitutes and nominates Lee K. Barba and Paul A. Helbling, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019 on Wednesday, June 2, 2004 at 9:00 a.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This Proxy may be revoked at any time before it is voted at the meeting.

(Continued, and to be marked, dated and signed on the reverse.)

QuickLinks

(1) ELECTION OF DIRECTORS FOR THE ENSUING YEAR
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
(2) INVESTOOLS INC. 2004 RESTRICTED STOCK PLAN
MATTERS TO BE PRESENTED
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITATION
  APPENDIX A
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER INVESTOOLS INC. COMMITTEE ROLE
COMMITTEE MEMBERSHIP
COMMITTEE MEETINGS
COMMITTEE OPERATING PRINCIPALS
REPORTING TO SHAREHOLDERS
COMMITTEE'S RELATIONSHIP WITH INDEPENDENT AUDITOR
PRIMARY COMMITTEE RESPONSIBILITIES
  APPENDIX B
INVESTOOLS INC.